Exhibit 99.2
Frequently Asked Questions of Employees:
1.	Why is SonicWALL being acquired?
     SonicWALL has entered into a merger agreement with an investor group led by Thoma Bravo that if approved by SonicWALL’s shareholders will result in SonicWALL becoming a private company. The SonicWALL board of directors supports the proposed transaction which it believes provides compelling value for our shareholders.
2.	Who is Thoma Bravo?
     Thoma Bravo is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 29 years. The firm originated the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Thoma Bravo applies its investment strategy across multiple industries with particular focus on the software and services sectors. In the software industry, Thoma Bravo has completed 40 acquisitions across 14 platform companies with total annual earnings in excess of $700 million. For more information on Thoma Bravo, visit www.thomabravo.com.
3.	Who or what is Ontario Teachers’ Pension Plan?
     Teachers’ Private Capital, the private investment department of the Ontario Teachers’ Pension Plan, is one of the world’s largest private equity investors, having participated as a long-term investor in numerous transactions in Canada, the United States and Europe. Current investments of Teachers’ Private Capital include: Acorn Care & Education, Alliance Laundry Systems, Aquilex Corporation, General Nutrition Centers, Inc., Easton-Bell Sports, Exal Group, GCAN Insurance, Maple Leaf Sports & Entertainment, Munchkin, National Bedding Company (Serta) and Simmons Bedding Company, among others. Teachers’ Private Capital provides long-term, flexible capital and support to high-quality management teams seeking to grow and add value to their businesses over time.
     With net assets of C$96.4 billion at December 31, 2009, the Ontario Teachers’ Pension Plan is an independent organization responsible for investing the pension fund and administering the pensions of Ontario’s 289,000 active and retired teachers. For more information visit www.otpp.com or www.teachersprivatecapital.com.
4.	What are the terms of the deal? What do SonicWALL’s shareholders gain from this?
     Under the terms of the agreement, SonicWALL shareholders will receive $11.50 in cash for each share of SonicWALL common stock, representing a premium of approximately 28% over SonicWALL’s most recent closing price.
5.	What happens next?

     We are at the beginning of a process. In order to become final, SonicWALL’s shareholders must approve the transaction at a special meeting of the shareholders. In the coming weeks, SonicWALL will file a proxy statement relating to the special meeting with the SEC. This proxy statement will contain information about the transaction and, once final, will be mailed to SonicWALL’s shareholders. Shareholders will then vote on the transaction. If the merger agreement is approved by our shareholders at the special meeting, and all of the other closing conditions are met, the transaction will be consummated. Between now and closing, we will operate the business as usual and as a publicly-traded company.
6.	Are we still going to be SonicWALL going forward? What does this mean for everyone on a day-to-day basis?
     This is simply a change in ownership — Thoma Bravo will own SonicWALL through their holding company instead of the many public shareholders we have today. Thoma Bravo is a private equity firm not a strategic buyer. Therefore, we are not being integrated into a new business with its own stand-alone operations, we are simply changing ownership.
7.	How and when will the merger be complete?
     There are a number of preconditions that must be satisfied prior to completion, such as shareholder approval. Until the required regulatory and shareholder approvals are obtained and the transaction closes, Thoma Bravo and SonicWALL will work together to the extent permitted under applicable law.
8.	Will all SonicWALL employees keep their jobs? Will their jobs change? Will they report to different people?
     At this point, it would be premature to enact changes to employment or organizational structure given the transaction has not closed. As always, irrespective of this transaction, we remain focused as a company on continuous improvement and operational efficiency, which have been the hallmarks of SonicWALL in the past and will continue to be so in the future. Our goal is to improve our ability to be more competitive and supportive of our customers while growing our revenues. It is important once again to be reminded that we are not being integrated into a new business, we are changing our ownership.
9.	What will happen to the Employee Stock Purchase Plan (“ESPP”)?
     All ESPP deductions from February 1 to the plan’s termination date on June 14, 2010 will be used to purchase SonicWALL shares.
10.	How will my vested and unvested outstanding stock options be treated?
     All stock options outstanding at the closing of the acquisition, whether vested or unvested, will be exchanged for a payment per share equal to the positive difference between the purchase price of $11.50 per share and the exercise price per share. This payment, less any applicable withholding taxes, will be made shortly after the closing date. Please note, you will not be able to sell options or shares of SonicWALL common stock until the closing of the merger.

11.	Can I buy SonicWALL stock before the transaction closes?
     No employee should buy or sell SonicWALL stock.
12.	Will there be changes to the current SonicWALL benefits and compensation programs?
     We do not expect major changes to the SonicWALL benefits and compensation plan as a result of this transaction. In fact, we are continuing with our focal process which determines the merit increases for individuals.
13.	Will there be any changes to the SonicWALL offices?
     No changes are planned at this time.
14.	Is there any provision in the deal to keep SonicWALL’s top executives in place for a period of time?
     There are limitations on what can and what cannot be agreed upon by the parties at this point in the process. It would be inappropriate to have such a provision at this time. .We do not contemplate major changes to our organizational structure as a result of this transaction.
15.	How does this deal benefit SonicWALL and our customers?
     This transaction will better position SonicWALL to continue our role as the leading company for IT security and data backup and recovery solutions. The transaction assures our independence and provides continuity of contact for our customers, partners and vendors. The new ownership structure may also remove expense attributable to being a public company and allow us to continue to build upon our technology and product offerings which will enable us to better serve our customers around the world.
16.	How does SonicWALL fit in with Thoma Bravo’s portfolio?
     Thoma Bravo has a history of growing revenue and increasing the profitability of its portfolio companies through organic growth and consolidation. Thoma Bravo’s strategy in the software industry is centered on their “buy and build” approach. They only partner with companies that have the vision to be leading consolidators in their industries. They believe that SonicWALL is exactly that for the IT security and data backup and recovery solution technology space. Each of their software portfolio companies operates independently, and works in close partnership with Thoma Bravo to enhance organic growth and implement an acquisition strategy.
17.	How should employees handle calls/questions from the media (newspapers, television, radio, etc.) regarding the merger?
     In keeping with SonicWALL’s standard policy, employees should not respond directly to questions from the media and analysts. Rather, they should refer all questions and information requests from the media to SonicWALL Investor Relations by email at investor_relations@sonicwall.com or by phone at (408) 745-9600.

18.	Who should employees contact with questions/concerns during the transition period?
     Questions should be directed to your immediate manager who will arrange to obtain the answer for you. The management team will be supported by the Human Resources organization.
Information regarding the solicitation of proxies
     In connection with the proposed transaction, SonicWALL will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of shareholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the shareholders of SonicWALL in advance of the special meeting. Shareholders of SonicWALL are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about SonicWALL and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and any other relevant documents filed by SonicWALL with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by SonicWALL by contacting SonicWALL Investor Relations by email at investor_relations@sonicwall.com or by phone at (408) 745-9600.
     SonicWALL and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from SonicWALL shareholders in respect of the proposed transaction. Information about the directors and executive officers of SonicWALL and their respective interests in SonicWALL by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available.
     Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and the SonicWALL Investor Relations website at www.sonicwall.com/us/company/2166.html.
Cautionary statement regarding forward-looking statements
     This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, and the completion of the transaction. These statements are based on the current expectations of management of SonicWALL, Inc., involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, liabilities, or delays, and of which could cause the transaction to not be consummated. Additional factors that may affect the future results of

SonicWALL are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. SonicWALL is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.